Rosetta Resources Inc. Announces Post-Effective Amendment Declared Effective by SEC

HOUSTON, TX -- 06/13/2006 -- Rosetta Resources Inc. (NASDAQ: ROSE) announced today that its post-effective amendment to its registration statement on Form S-1 (333-128888) has been declared effective by the U.S. Securities and Exchange Commission. This post-effective amendment updates Rosetta's registration statement to include year-end 2005 and first quarter 2006 information about Rosetta.

Rosetta voluntarily halted trading under the registration statement on April 17, 2006 to allow it to update the registration statement by filing the post-effective amendment. Trading under the amended Form S-1 will re-commence Wednesday, June 14, 2006.

A copy of the prospectus that is part of the amended registration statement may be obtained from the SEC via www.sec.gov or you may request a copy from Michael J. Rosinski, Executive Vice President and Chief Financial Officer, Rosetta Resources Inc., 717 Texas, Suite 2800, Houston, TX 77002, phone number (713) 335-4000.

Rosetta's transfer agent is American Stock Transfer & Trust Company ("AST"). Any transfers of shares pursuant to sales under the amended registration statement on Form S-1 should be coordinated through Martha Baez at AST, 59 Maiden Lane, New York, NY 10038, phone number (877) 777-0800.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Teri Greer
713-335-4008
greert@rosettaresources.com